Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information and related notes present the historical condensed combined financial information of Bright Mountain Media, Inc. (herein referred to as the “Company”, “we”, “our”, “us” and similar terms unless the context indicates otherwise) and News Distribution Network, Inc., (“NDN”), after giving effect to the acquisition of NDN that was completed on November 18, 2019, (the “Acquisition”), pursuant to which, the Company entered into a share exchange and plan of merger. NDN was created as a legal entity on November 16, 2019 as the result of an inversion transaction by Inform, Inc. In the inversion transaction, NDN was spun-off and certain assets and liabilities were transferred to this new entity. Due to the timing of the new creation of NDN, as a spin-off of Inform, Inc., historical financial statements of NDN do not exist, therefore the financial statements of Inform, Inc. are presented within this filing and as exhibits. All references to NDN’s historical activities herein are those of Inform, Inc. The Acquisition was accounted for as a business combination in accordance with the guidance contained in the Financial Accounting Standards Board’s Accounting Standards Codification Topic 805, Business Combinations (“ASC 805”). The unaudited pro forma condensed combined financial information gives effect to the acquisition of NDN based on the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined balance sheet as of September 30, 2019 is presented as if the Acquisition had occurred on September 30, 2019. The unaudited condensed combined statements of operations for the nine months ended September 30, 2019 and for the year ended December 31, 2018 are presented as if the Acquisition had occurred on January 1, 2018.

The unaudited pro forma condensed combined financial information was prepared in accordance with Article 11 of the U.S. Securities and Exchange Commission’s Regulation S-X. The unaudited pro forma adjustments reflecting the transaction have been prepared in accordance with the guidance for business combinations presented in ASC 805, and reflect the allocation of our purchase price to the assets acquired and liabilities assumed in the Acquisition based on their estimated fair values. The historical financial information has been adjusted in the unaudited pro forma condensed combined financial information to give effect to pro forma events that are: (i) directly attributable to the Acquisition; (ii) factually supportable; and (iii) with respect to the condensed combined statements of operations, expected to have a continuing impact on our combined results of operations.

The unaudited pro forma condensed combined financial information is presented for informational purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the Acquisition had been affected on the dates previously set forth, nor is it indicative of the future operating results or financial position in combination. Our purchase price allocation was made using our best estimates of fair value, which are dependent upon certain valuation and other analyses. Further, the unaudited pro forma condensed combined financial information does not give effect to the potential impact of anticipated synergies, operating efficiencies, cost savings or transaction and integration costs that may result from the Acquisition.

The unaudited pro forma condensed combined financial information should be read in conjunction with our historical consolidated financial statements and their accompanying notes presented in our Annual Report on Form 10-K for the year ended December 31, 2018 and our Quarterly Report on Form 10-Q for the nine months ended September 30, 2019, as well as the historical financial statements of NDN for the year ended December 31, 2018 and unaudited financial statements for the nine month period ended September 30, 2019.

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UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF SEPTEMBER 30, 2019

	Historical Information
	Bright
	Mountain			Pro Forma	Proforma
	Media, Inc.	NDN, Inc.	Combined	Adjustments	Combined	Notes

Assets
Current assets
Cash	$587,520	$24,685	$612,205	$—	$612,205
Accounts receivable	3,576,299	1,577,782	5,154,081	(36,189)	5,117,892	a
Notes receivable	1,283,887	—	1,283,887	(1,156,887)	127,000	b
Prepaid expenses and other current assets	612,377	59,278	671,655	—	671,655
Current assets – discontinued operations	1,720	—	1,720	—	1,720
Total current assets	6,061,803	1,661,745	7,723,548	(1,193,076)	6,530,472

Property and equipment, net	80,465	—	80,465	—	80,465
Website acquisition assets, net	65,293	—	65,293	—	65,293
Intangible assets, net	4,305,097	—	4,305,097	15,380,700	19,685797	c
Goodwill	16,397,449	—	16,397,449	36,991,147	53,388,596	c
Prepaid services/consulting agreements – long term	930,002	—	930,002	—	930,002
Right of use asset	447,915	—	447,915	—	447,915
Other assets	76,002	71,108	147,110	—	147,110
Total assets	$28,364,026	$1,732,853	$30,096,879	$51,178,771	$81,275,650

Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable	$4,665,201	$10,855,913	$15,521,114	$(6,892,102)	$8,629,012	d
Accrued expenses	1,920,507	261,525	2,182,032	—	2,182,032
Accrued interest - related party	4,160	—	4,160	—	4,160
Accrued interest	—	6,154,064	6,154,064	(6,154,064)	—	e,g
Premium finance loan payable	3,383	—	3,383	—	3,383
Note payable for acquisition	—	1,400,000	1,400,000	(1,400,000)	—	f
Convertible notes payable	—	14,687,000	14,687,000	(14,687,000)	—	e
Note payable - current portion	165,163	1,813,605	1,978,768	(1,813,605)	165,163	g
Note payable – Bright Mountain	—	1,156,887	1,156,887	(1,156,887)	—	h
Notes to related party	—	467,224	467,224	(467,224)	—	e
Stock deposit	—	469,413	469,413	(469,413)	—	e
Operating lease liability, current portion	189,669	—	189,669	—	189,669
Current liabilities – discontinued operations	591	—	591	—	591
Total current liabilities	6,948,674	37,265,631	44,214,305	(33,040,295)	11,174,010
Deferred tax liability	—	—	—	3,383,754	3,383,754	k
Long term debt to related parties, net	22,160	—	22,160	—	22,160
Operating lease liability, net of current portion	258,246	—	258,246	—	258,246
Total liabilities	7,229,080	37,265,631	44,494,711	(29,656,541)	14,838,170

Commitments and contingencies

(continued)

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UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET (CONTINUED)

AS OF SEPTEMBER 30, 2019

	Historical Information
	Bright
	Mountain			Pro Forma	Proforma
	Media, Inc.	NDN, Inc.	Combined	Adjustments	Combined	Notes

Shareholders’ Equity
Convertible preferred stock, par value $0.01
Series A-1, 2,000,000 shares designated	5,000	13,305	18,305	(13,305)	5,000
Series B-1, 6,000,000 shares designated	—	—	—	—	—
Series E, 2,500,000 shares designated	25,000	—	25,000	—	25,000
Series F, 4,344,017 shares designated	43,440	—	43,440	—	43,440
Common stock, par value	776,898	121	777,019	221,686	998,705	i,j
Additional paid-in capital	40,778,245	39,993,598	80,771,843	5,087,129	85,858,972	i,j
Accumulated deficit	(20,493,637)	(75,539,802)	(96,033,439)	75,539,802	(20,493,637)	j
Total shareholders’ equity	21,134,946	(35,532,778)	(14,397,832)	80,835,312	66,437,480
Total Liabilities and shareholders’ equity	$28,364,026	$1,732,853	$30,096,879	$51,178,771	$81,275,650

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UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2019

	Historical Information
	Bright
	Mountain			Pro Forma	Proforma
	Media, Inc.	NDN, Inc.	Combined	Adjustments	Combined	Notes

Revenues	$3,915,326	$3,402,709	$7,318,035	$(22,956)	$7,295,079	a
Cost of revenues	2,874,076	2,365,849	5,239,925	(22,956)	5,216,969	a
Gross profit	1,041,250	1,036,860	2,078,110	—	2,078,110

Selling general and administrative expenses	4,452,490	2,113,408	6,565,898	2,012,065	8,586,963	c

Loss from continuing operations	(3,411,240)	(1,076,548)	(4,487,788)	(2,012,065)	(6,508,853)

Other income (expense)
Interest income	37,281	—	37,281	—	37,281
Gain on settlement	122,500	—	122,500	—	122,500
Interest expense	(7,902)	(1,693,605)	(1,701,507)	—	(1,701,507)
Interest expense - related party	(17,289)	—	(17,289)	—	(17,289)
Total other income (expense)	134,590	(1,693,605)	(1,559,015)	—	(1,559,015)
Loss from continuing operations before taxes	(3,276,650)	(2,770,153)	(6,046,803)	(2,012,065)	(8,067,868)
Income taxes	—	(4,931)	(4,931)	—	(4,931)

Net loss from continuing operations	(3,276,650)	(2,775,084)	(6,051,734)	(2,012,065)	(8,072,799)
Net loss from discontinued operations	(174,021)	—	(174,021)	—	(174,021)
Net loss	(3,450,671)	(2,775,084)	(6,225,755)	(2,012,065)	(8,246,820)

Preferred stock dividends	(201,484)	—	(201,484)	—	(201,484)
Total preferred stock dividends	(201,484)	—	(201,484)	—	(201,484)
Net loss attributable to common shareholders	$(3,652,155)	$(2,775,084)	$(6,427,239)	$(2,012,065)	$(8,448,304)

Basic and diluted net loss for continuing operations per share	$(0.05)				$(0.09)
Basic and diluted net loss profit for discontinued operations per share	$(0.00)				$(0.00)
Basic and diluted net loss per share	$(0.05)				$(0.09)
Weighted average shares outstanding - basic and diluted	66,485,230				88,845,230

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UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2018

	Historical Information
	Bright
	Mountain			Pro Forma	Proforma
	Media, Inc.	NDN, Inc.	Combined	Adjustments	Combined	Notes
Revenue	1,735,649	8,225,972	9,961,621	(36,186)	9,925,435	a
Cost of revenue	1,378,377	6,957,551	8,335,928	(36,186)	8,299,742	a

Gross profit	357,272	1,268,421	1,625,693	—	1,625,693

Selling general and administrative expenses	3,494,858	6,463,265	9,958,123	2,694,753	12,652,876	c

Loss from continuing operations	(3,137,586)	(5,194,844)	(8,332,430)	(2,694,753)	(11,027,183)

Other income (expense)
Interest income	3,349	—	3,349	—	3,349
(Loss)/gain on extinguishment of convertible debt	(579,233)	—	(579,233)	—	(579,233)
Loss on disposal of assets		(15,870)	(15,870)		(15,870)
Interest expense	(46,881)	(3,812,438)	(3,859,319)	—	(3,859,319)
Interest expense - related party	(370,963)	—	(370,963)	—	(370,963)
Total other (expense)	(993,728)	(3,828,308)	(4,822,036)	—	(4,822,036)
Loss from continuing operations before taxes	(4,131,314)	(9,023,152)	(13,154,466)	(2,694,753)	(15,849,219)
Income tax expense	—	(4,235)	(4,235)	—	(4,235)
Net loss from continuing operations	(4,131,314)	(9,027,387)	(13,158,701)	(2,694,753)	(15,853,454)
Loss from discontinued operations	(1,092,750)	—	(1,092,750)	—	(1,092,750)

Net loss	(5,224,064)	(9,027,387)	(14,251,451)	(2,694,753)	(16,946,204)

Preferred stock dividends	(111,940)	—	(111,940)	—	(111,940)
Total preferred stock dividends	(111,940)	—	(111,940)	—	(111,940)
Net loss attributable to common shareholders	$(5,336,004)	$(9,027,387)	$(14,363,391)	$(2,694,753)	$(17,058,144)

Basic and diluted net loss for continuing operations per share	$(0.08)				$(0.22)
Basic and diluted net loss for discontinued operations per share	$(0.02)				$(0.01)
Basic and diluted net loss per share	$(0.10)				$(0.23)

Weighted average shares outstanding -
Basic and diluted	51,560,351				73,560,351

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1. Basis of Pro Forma Presentation

On November 18, 2019, we entered into a Share Exchange Agreement and Plan of Merger (the “Agreement”) with News Distribution Network, Inc. (“NDN”) pursuant to which the Company acquired 100% of equity interests of NDN. NDN was created as a legal entity on November 16, 2019 as the result of an inversion transaction by Inform, Inc. In the inversion transaction, NDN was spun-off and certain assets and liabilities were transferred to this new entity. Due to the timing of the new creation of NDN, as a spin-off of Inform, Inc., historical financial statements of NDN do not exist, therefore the financial statements of Inform, Inc. are presented within this filing and as exhibits. All references to NDN’s historical activities herein are those of Inform, Inc. The unaudited pro forma condensed combined balance sheet at September 30, 2019 combines our historical condensed consolidated balance sheet with the historical condensed balance sheet of NDN as if the Acquisition had occurred on that date. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2019 and for the year ended December 31, 2018 combine our historical condensed consolidated statements of operations with the condensed consolidated statements of operations of NDN as if the Acquisition had occurred on January 1, 2019. The historical financial information is adjusted in the unaudited pro forma condensed combined financial information to give effect to pro forma events that are: (i) directly attributable to the Acquisition; (ii) factually supportable; and (iii) with respect to the condensed combined statements of operations, expected to have a continuing impact on our combined results.

2. Consideration Transferred

Pursuant to the terms of the Share Exchange Agreement, which was effective November 18, 2019, we issued 16,719,194 shares valued at $36,241,150 to shareholders of NDN, 5,375,694 shares and 7,909,734 warrants to note holders valued at $8,817,485 and 7,647,942, respectively. These shares have not yet been issued due the lack of identification of how certain shares are to be registered for the respective shareholders. NDN was created as a spin-off entity on November 16, 2019 as the result of in inversion. As a component of the inversion transaction $3,350,000 of convertible notes payable was converted into common stock of NDN, which was then converted into 1,914,286 shares of Bright Mountain common stock and 4,972,896 common stock warrants. The price of our shares on the date of the acquisition was $1.64 per share.

The table below summarizes the value of the total consideration given in the transaction.

Amount

Shares issued to owners	$36,376,448
Warrants issued	9,576,236
Total consideration	$45,952,684

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3. Purchase Price Allocation

Under the acquisition method of accounting outlined in ASC 805, the identifiable assets acquired and liabilities assumed in the Acquisition are recorded at their Acquisition-date fair values and are included in the Company’s consolidated financial position. Our unaudited pro forma adjustments based on the fair value for all assets acquired and liabilities assumed to illustrate the estimated effect of the Acquisition on our condensed consolidated balance sheet at September 30, 2019.

As   part of the acquisition, the Company is not assuming any of the debt associated with NDN, except for   accounts payable balances not to exceed $4,000,000. NDN is a spin-off entity of Inform, Inc. as the result of an inversion transaction effective November 16, 2019 and under the terms and conditions of that spin-off, debtholders have the option of either becoming debtholders of NDN or remaining as debtholders of Inform, Inc. Those debtholders opting to be part of NDN, are also choosing to convert their debt into shares of NDN which convert into common shares of the Company upon the acquisition. $3,350,000 of convertible notes payable was converted into common stock of NDN, which was then converted into 1,914,286 shares of Bright Mountain common stock and 4,972,896 common stock warrants. The shareholders of Inform also had the option of remaining with the existing company or becoming shareholders in the newly formed NDN. The amount of notes payable to Bright Mountain are eliminated in the consolidation of NDN within the consolidated financial statements of Bright Mountain Media, Inc. Accordingly, the debt of NDN as reported within the proforma balance sheet of NDN above, is excluded from the consolidated balance sheet on a proforma basis.

The stock option and stock warrant holders of NDN have the ability upon election to remain option or warrant holders of Inform, Inc. or to exercise their options/warrants prior to the closing and thus become shareholders of the Company as a result of the share exchange.

The following table summarizes the purchase price allocation for the assets acquired and liabilities assumed in connection with the Acquisition:

	Amount	Weighted Average Life (Years)

Tangible assets acquired	$1,193,313
Liabilities assumed	(7,612,476)
Tradename - trademarks	923,600	5
Intellectual property / technology	4,930,000	10
Customer relationships	8,690,000	5
Non-compete agreements	837,100	3
Goodwill	36,991,147	Indefinite
Net assets acquired	$45,952,684

Our unaudited pro forma purchase price allocation includes certain identifiable intangible assets with an estimated fair value of approximately $15,380,700. The fair value of the identifiable intangible assets acquired was estimated using a combination of asset-based and income-based valuation methodologies. The asset-based valuation methodology established a fair value estimate based on the cost of replacing the asset, less amortization from functional use and economic obsolescence, if present and measurable. The income-based valuation methodology utilizes a discounted cash flow technique where the expected future economic benefits of ownership of an asset are discounted back to present value. This valuation technique requires us to make certain assumptions about, including, but not limited to, future operating performance and cash flow, and other such variables which are discounted to present value using a discount rate that reflects the risk factors associated with future cash flow, the characteristics of the assets acquired, and the experience of the acquired business. Such estimates are subject to change, possibly materially, as additional information becomes available and as additional analyses are performed.

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4. Transaction Costs

As consideration for the act of a finder’s fee, Bright Mountain Media, Inc. has agreed to pay Spartan Capital Securities, LLC, a broker-deal and member of FINRA, a finder’s fee equal to 660,000 shares of the Company’s common stock. In accordance with ASC 805, costs associated with these fees are expensed as incurred.

5. Pro Forma Adjustments

The pro forma adjustments included in the unaudited pro forma condensed combined financial information are as follows:

(a) Adjustment to reflect balances due between the two entities for intercompany sales transactions.

(b) Adjustment to reflect the notes due to Bright Mountain Media, Inc. from NDN. In order to help NDN manage cashflow prior to the acquisition, the Company issued notes to NDN. The notes are considered part of the purchase price and forgiven in the acquisition.

(c) Adjustment to reflect the fair value of the intangible assets and goodwill acquired in the acquisition.

	Amount	Weighted Average Life (Years)

Intellectual property / technology	$4,930,000	10
Tradename - trademarks	923,600	5
Customer relationships	8,690,000	5
Non-compete agreements	837,100	3
Total intangible assets	15,380,700
Goodwill	36,991,147
Total intangible assets and goodwill acquired	$52,371,847

The amortization of the finite lived assets is included within the selling, general and administrative expenses for the proforma Statements of Operations based on the respective period of time for the statements. The following table summarizes the amortization expense calculations presented in the respective periods.

	Monthly Amortization	Amortization expense at September 30, 2019	Amortization expense at December 31, 2018

Intellectual property / technology	$41,083	$369,750	$493,000
Tradename - trademarks	$15,393	$138,540	$184,720
Customer relationships	$144,833	$1,303,500	$1,738,000
Non-compete agreements	$23,253	$209,275	$279,033
Total amortization expense		$2,021,065	$2,694,753

(d) Adjustment to reflect accounts payable that are not being assumed by Bright Mountain Media, Inc pursuant to terms of the acquisition agreement. Per the acquisition agreement, Bright Mountain Media, Inc. agreed to accept up to $4,000,000 in accounts payable, with the balance remaining with the surviving entity.

(e) Adjustment to reflect the   conversion of $3,350,000 of convertible notes payable into stock of NDN, which was then converted into 1,914,286 shares of Bright Mountain common stock and 4,972,896 common stock warrants. The remaining $11,337,000 of convertible notes payable remained with the surviving entity as part of the inversion and are not liabilities assumed in the acquisition of NDN. The accrued interest associated with the convertible notes converted into NDN shares are included within the number of Bright Mountain shares issued. The accrued interest associated with the convertible notes remaining in the surviving entity are not assumed in the acquisition.

(f) Adjustment to reflect notes payable of $1,400,000 which were not included in the liabilities remaining with NDN as part of the inversion/spin-off creating NDN.

(g) Adjustment to reflect notes payable not assumed by Bright Mountain Media, Inc pursuant to the terms of the acquisition agreement. The notes remain with the surviving entity following the inversion and are not assumed in the acquisition.

(h) The notes dur to Bright Mountain eliminate in consolidation as only balances associated with third-parties are disclosed and reported.

(i) Adjustment to reflect 22,180,761 shares of our Common Stock   valued at $36,376,448 and 9,903,916 common stock warrants valued at $9,576,236 issued in   the merger. The par value associated with the shares is $221,808. The value of the shares associated with the additional paid-in capital is $36,154,641. Of the preferred shares, 38,000 shares were not converted into NDN’s common stock as part of the inversion and remain with the surviving entity. The converted shares represent 82,687 of the 22,180,761 shares issued in the acquisition. These shares have not yet been issued due to uncertainties related to the respective shareholders.

(j) Adjustment to reflect the elimination of the capital accounts of News Distribution Network, Inc. valued at $121 and $39,993,598 for the Common Stock and Additional Paid-In Capital accounts, respectively. In addition, the $75,425,399 Accumulated Deficit of NDN is eliminated in the consolidation as the balance represents activities prior to the merger.

(k) The identified basis differences between both (a) the fair value and historic carrying value and (b) as a result of recordation of non-recurring transaction costs, have been tax effected at the appropriate jurisdictional statutory tax rates, primarily, 22% for US Federal rate. The rate may vary from the effective tax rates of the historical and combined businesses. The estimate of deferred tax balances is preliminary and is subject to change based upon certain factors including tax attribute limitation analysis and final determination of the fair value of assets acquired and liabilities assumed by taxing jurisdiction. In addition, deferred taxes associated with deductible non-recurring items as described are included in the balance sheet at the statutory tax rates of the applicable jurisdictions. The Company’s results for income taxes presented herein is the best estimate based on the factors described herewith. The tax results may differ from the actual tax balances and effective tax rates of the Company and is dependent on several factors including fair value adjustments and post-combination restructuring actions.

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